                                                                    Exhibit 10.4

                            PRO-PHARMACEUTICALS, INC.

                              CONSULTING AGREEMENT
                                 (Burton Firtel)

         CONSULTING AGREEMENT entered into as of March 1, 2002 (the "Effective Date"), by and between Pro-Pharmaceuticals, Inc., a Nevada corporation having an address of 189 Wells Avenue, Newton, Massachusetts 02459 (the "Company") and Burton Firtel, an individual having an address at 555 Sherman Avenue, Hamden, Connecticut 06518 ("Consultant").

         WHEREAS, the Company has requested that the Consultant provide certain consulting services in connection with the business development and financing of the Company, and other professional tasks for the Company as it may request (the "Services"); and

         WHEREAS, the Consultant is willing to provide Services to the Company in connection with the terms and conditions herein set forth;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Provision of Services. The Consultant agrees to provide Services as stated above and as directed by the Company.

         2. Compensation. In consideration of the Services, the Company shall grant to the Consultant, pursuant to a non-qualified stock option agreement, substantially in the form attached hereto as Exhibit A, with respect to each month of Services, options to purchase 2,000 shares the Company's common stock, exercisable at $3.50 per share.

         3. Expenses. The Company shall reimburse the Consultant for out-of-pocket expenses reasonably incurred by the Consultant in the course of performing the Services, provided Consultant delivers vouchers or other documentation evidencing such expenses to the satisfaction of the Company.

         4. Termination.

         (a) Without Cause. This Consulting Agreement has no defined term and may be terminated by either party for any reason and without cause upon thirty
(30) days' prior written notice.

         (b) Termination for Cause. The Company shall have the right, upon written notice thereof to the Consultant, to terminate immediately the Consultant's engagement pursuant to this Agreement (such termination, for "cause") if the Consultant (i) is grossly negligent in the performance of Services and other duties hereunder, (ii) is convicted of a felony or other violation which in the reasonable judgment of the Company' senior management could materially impair the Company from substantially meeting its business objectives, (iii) has in the reasonable judgment of such management breached
Section 5, 6 or 7 hereof, or (iv) is found to have committed any act of fraud, misappropriation of funds or embezzlement with respect to the Company.

         (c) Effect of Termination. No termination of this Consulting Agreement shall affect the obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Consulting Agreement, including, without limitation, as set forth under Section 5, 6 or 7 hereof. The effective date of termination of this Consulting Agreement is referred to as the "Termination Date".

         5. Property; Confidentiality.

         (a) Definitions. For the purposes of this Consulting Agreement the following terms shall have the meanings set forth below:

         "Confidential Information" shall mean all information related to the business, operations, products or services of the Company, and all reports, presentations, drawings, know-how, data, inventions, discoveries, improvements, ideas, plans, analysis, memoranda and other information or materials provided to Consultant by or on behalf of the Company and/or its subsidiaries and other affiliates, collectively and individually, or developed by Consultant in connection with Consultant's engagement by the Company (including, without limitation, the Work) or arising out of the Work, or preparation for it or other related activities.

         "Work" shall mean all designs, plans, presentations, reports, know-how, data, inventions, discoveries, improvements, ideas, trademarks, copyrights, and other works of authorship, and all other materials, information, work or other intangible or intellectual property, collected, prepared, developed or edited by Consultant in the performance of or in connection with the Services.

For the purpose of this Section 5, the term "Company" shall include the Company and its respective subsidiaries and other affiliates, collectively and individually.

         (b) Intellectual Property Rights. The parties acknowledge and agree that any Work being created at the instance of the Company will be deemed work made for hire under the United States copyright laws. The Company shall have the right to use all or any portion of the Work as it sees fit. The Company may alter the Work, add to it, or combine it with any other work or works, in its sole discretion. All rights in and to the Work and all material submitted by Consultant to the Company as part of the Work or part of the process of creating the Work, will be the property of the Company whether or not ultimately used by the Company. No rights in or to the Work are reserved to Consultant.

         (c) Assignment of Property. This Consulting Agreement shall operate as a perpetual, unlimited, and irrevocable assignment by Consultant to the Company of the copyright and any and all other proprietary or other intellectual property rights or interests, in or to any Work, held by or on behalf of Consultant (including, without limitation, any such interest arising as a result of a determination that the Work does not constitute a work made for hire under the United States copyright laws). In the event of any dispute arising out of or concerning this Consulting Agreement, no acts of the Company undertaken for the purpose of prosecuting, registering or preserving any patent or copyright in the Work shall be considered in determining the character of the Work as a work made for hire. Consultant shall execute such documents and do such further acts as Company may request reasonably (and subject to Company's reimbursement of Consultant's out of pocket expense of doing so) to perfect Consultant's rights in the Work and said intellectual property rights and aid in enforcement and exploitation of such rights and the assignment of the Consultant's rights to the Company.

         (d) Confidentiality. Consultant agrees to (i) refrain from using the Confidential Information for any purpose that would be adverse to the interests of the Company, and (ii) hold the Confidential Information strictly confidential and not disclose it to any person or entity other than the Company's employees or representatives. The foregoing obligations shall not apply to any information that (i) is publicly known at the time of its disclosure, (ii) is lawfully received by Consultant from a third party not under an obligation of confidentiality to the Company, (iii) is published or otherwise made known to the public by the Company, or (iv) was generated independently by Consultant without reference to or the use of Confidential Information. Consultant's obligation under this subsection shall survive any termination of this Consulting Agreement.

         (e) Return of Confidential Information. Consultant shall deliver promptly to the Company after the Termination Date, and at any other time as the Company may request, all Confidential Information, which shall at all times be and remain the property of the Company.

         6. Non-Competition. The Consultant agrees that during the period in which he provides Services and for one (1) year after the Termination Date, without prior written permission from the Company, the Consultant will not use the Confidential Information, Work or other results of the Services in any manner which could directly or indirectly compete with the business of the Company. For purposes of the foregoing, the Consultant shall not, directly or indirectly, be engaged by or invest in any entity involved in the application of carbohydrate-based chemistry as a technique to reduce toxicity of, or increase efficacy of, pharmaceuticals (a "Competitive Entity"), whether by way of becoming an agent, employee, director, officer, partner, stockholder, consultant or otherwise; provided, however, that the foregoing shall not prohibit the Consultant from merely investing in any entity competitive with the Company whose securities are listed on a national securities exchange, or traded in any established over-the-counter securities market.

         7. Non-Solicitation. During the period in which Services are rendered and for a period of two (2) years immediately after the Termination Date, the Consultant shall not (i) either directly or indirectly solicit or take away, or attempt to solicit or take away employees of the Company, either for the Consultant's own business or for any other person or entity, or (ii) either directly or indirectly recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company.

         8. Injunctive Relief. The Consultant acknowledges that a violation of Sections 5, 6 or 7 of this Consulting Agreement would cause irreparable harm to the Company for which no adequate remedy at law exists and the Consultant therefore acknowledges and agrees that, in addition to any other remedies available, the Company shall be entitled to injunctive relief to enforce the terms of this Consulting Agreement, without waiving available damages, remedies or other relief.

         9. Waiver of Liability. The Consultant acknowledges that the Company shall bear no liability for (a) bodily and/or personal injury or death or property damage caused to the Consultant, its employees or agents, or others by the Consultant in the performance of the Services, (b) medical expenses or injuries sustained by the Consultant, its employees or agents in the performance of the Services, or (c) any professional liability of the Consultant.

         10. Independent Contractor. The Consultant is an independent contractor, and is not, and shall not be considered (by virtue of this Consulting Agreement or otherwise) an employee, agent, partner or joint venturer of the Company, whether for tax purposes or any other purpose. The Consultant is not authorized to act on behalf of the Company, and shall not have the right to bind the Company to any agreement with a third party or to incur any obligation or liability on behalf of the Company.

         11. Dispute Resolution.

         The parties shall follow the following dispute resolution processes in connection with any and all disputes, controversies or claims arising out of this Consulting Agreement:

         (i) The Company and the Consultant (collectively, the "Parties" and individually, a "Party") shall attempt to settle any disputes through good faith negotiations between and among them.

         (ii) If the Parties should fail to resolve the dispute within 30 days after the date of the initial demand for negotiation, then the Parties shall refer the matter to mediation conducted by JAMS/Endispute, Boston, Massachusetts office, or such other mediation service as the Parties may mutually agree upon, and shall attempt in good faith to settle the dispute before such mediation agency. Each Party shall bear its own expenses in connection with the mediation, and shall equally share the filing and other administrative fees of the mediation service. The Parties shall be represented in the mediation by representatives having final settlement authority over the matter in dispute.

         (iii) Any dispute not finally resolved within 90 days after the initial demand for negotiation shall be referred to the American Arbitration Association, Boston, Massachusetts Office ("AAA") for binding arbitration. Selection of one neutral arbitrator by the Parties shall be from the panel list provided by the AAA and in accordance with the appointment rules of the AAA. Each Party shall bear its own expenses in connection with any arbitration and the Parties shall equally share the filing and other administrative fees of the AAA and the expenses of the arbitrator; provided, however, that the prevailing Party shall be entitled to receive from the non-prevailing Party reimbursement of all expenses, including without limitation reasonable attorneys' fees, incurred in connection with any such arbitration proceeding.

         12. Compliance by Consultant Personnel. Consultant represents and warrants that (i) it has informed and will inform such of its employees, agents or other personnel, if any, who perform Services as to the requirements of this Consulting Agreement and (ii) such employees, agents or other personnel shall have entered into such written agreements with Consultant in order to assure that the Company shall have the benefits of the rights and obligations under Sections 5, 6 and 7 hereof.

         13. Miscellaneous.

         (a) Entire Agreement; Amendment. This Consulting Agreement constitutes the entire understanding of the parties with respect to its subject matter, may be modified only in a writing signed by both parties, and shall supersede any and all other agreements between them regarding such subject matter.

         (b) No Assignment. This Consulting Agreement shall not be transferred or assigned by either party without the prior written consent of the other party.

          (c) Waiver. Any waiver of a violation of this Consulting Agreement shall only constitute a waiver of that particular violation and shall not constitute a waiver of any different or continuing default. The exercise of any right or remedy provided in this Consulting Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity.

         (d) Modification of Invalid Provisions. If any provision of this Consulting Agreement is found to be invalid, illegal or unenforceable, a modified provision shall be substituted which carries out as nearly as possible the original intent of the parties and the remaining provisions shall in not be affected by such modification.

         (e) Notices. Any notice or other communication required or permitted to be made under this Consulting Agreement shall be sufficiently made or given on
(i) date of personal delivery if delivered in person, (ii) the next day after sending if sent by fax or next-day courier service, or (iii) the third day after mailing if sent certified or registered mail or air mail, postage prepaid, and addressed to the other party at the address set forth on the first page of this Consulting Agreement or to any other address designated by the other party in writing.

         (f) Governing Law. This Consulting Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its principles on conflict of laws.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date and year first above written.

                                       PRO-PHARMACEUTICALS, INC.

                                       By: /s/ David Platt
                                           ----------------------
                                           David Platt, Ph.D.
                                           President



                                           /s/ Burton Firtel
                                           ----------------------
                                           Burton Firtel

                                    Exhibit A

                            PRO-PHARMACEUTICALS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         Non-Qualified Stock Option Agreement dated as of March 1, 2002 (the "Effective Date") by and between Pro-Pharmaceuticals, Inc., a Nevada corporation, (the "Company"), and Burton Firtel (the "Optionee").

The parties agree as follows:

1. Grant and Exercise Rights. In consideration of the services provided to the Company by the Optionee pursuant to the Consulting Agreement, dated as of March 1, 2002, by and between the Company and the Optionee (the "Consulting Agreement"), the Company hereby grants to the Optionee, with respect to each month of such services beginning March 2002, an option (the "Option") exercisable for $3.50 per share to purchase two thousand (2,000) shares of common stock, par value $.001 per share, of the Company (the "Common Stock"). Each such Option shall be immediately exercisable upon the first day of the following month in which such services were provided.

2. Relationship to Plan. The Option is not granted pursuant to the Company's 2001 Stock Incentive Plan (the "Plan").

3. Termination of Option. Exercise rights with respect to each monthly Option shall terminate on the tenth anniversary of its date of grant unless the Optionee's death occurs prior to such date in which event the termination date shall be the first anniversary of the date of death.

4. "Lock-Up" Agreement. The Optionee agrees that upon the Company's request at any time, whether before or after the exercise of the Option, the Optionee shall enter into an agreement pursuant to which, if the Company deems it necessary or desirable to make any public offering of shares of Common Stock, then without the prior written consent of the Company or the managing underwriter, if any, of any such offering, the Optionee shall not sell, make any short sale of, loan, grant any option for the purchase of, pledge, or otherwise encumber or otherwise dispose of any shares of Common Stock issued or issuable pursuant to the Option, during such period (not to exceed 210 days) commencing on the effective date of the registration statement relating to such offering as the Company may request.

5. Methods of Exercise. In the event that the Optionee's service as a consultant under the Consulting Agreement has not been terminated and except as contained in this ss.5 or as may otherwise be agreed by the Optionee and the Company, the Option shall be exercisable only by a written notice in form and substance acceptable to the Company (the "Election Notice"), specifying the number of shares to be purchased and accompanied by payment in cash of the aggregate purchase price for the shares for which the Option is being exercised; provided, that the Optionee shall be entitled to pay the Exercise Price for the shares of Common Stock for which the Option is being exercised by surrendering a number of such shares having a Fair Market Value equal to the Exercise Price required to be paid. Thereupon, the Company shall issue to the Optionee such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

         X = Y (A-B)
             -------
                A

Where X = the number of shares of Common Stock to be issued to the Optionee pursuant to this ss.5;

Y = the number of shares of Common Stock issuable under this Option;

A = the Fair Market Value for the Common Stock as of the date of the exercise;
and

B = the Exercise Price in effect under this Option at the time the exercise is made pursuant to this ss.5.

6. Characterization of Option for Tax Purposes. The Option is intended not to qualify as an "incentive stock option" under the Internal Revenue Code of 1986, as amended, and shall be subject to different tax treatment than that accorded incentive stock options (including the possibility of income tax withholding in accordance with the Plan).

7. Withholding. At the request of the Company, the Optionee agrees to remit to the Company an amount sufficient to satisfy any federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) if and to the extent required by law prior to the delivery of any certificate or certificates representing shares of Common Stock to be issued upon exercise of the Option.

8. Compliance with Laws. The obligations of the Company to sell and deliver Shares upon exercise of the Option are subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board of Directors of the Company (the "Board") or the relevant committee of the Board. If so required by the Board or such committee, no shares shall be delivered upon the exercise of the Option until the Optionee has given the Company a satisfactory written statement that he is purchasing such shares for investment, and not with a view to the sale or distribution of any such shares, and with respect to such other matters as the Board may deem advisable in order to assure compliance with applicable securities laws. All shares issued upon exercise of the Option shall bear appropriate restrictive legends.

9. General. The Optionee may not transfer, assign, or encumber any of his or her rights under this Agreement without the prior written consent of the Company, and any attempt to do so shall be void. This Agreement shall be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to principles of conflicts or choice of law). The captions of the sections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives.

         IN WITNESS WHEREOF, the Company and the Optionee have executed and delivered this Agreement, which may be in counterpart originals, intending it to be effective as an agreement under seal as of the Effective Date.

                                       PRO-PHARMACEUTICALS, INC.




                                       By:
                                           -------------------------------
                                           Name:
                                           Title:



                                       Optionee:


                                       -----------------------------------
                                       Burton Firtel

                            PRO-PHARMACEUTICALS, INC.

                               Amendment No. 1 to
                              CONSULTING AGREEMENT
                                 (Burton Firtel)

         AMENDMENT NO. 1, dated as of November 14, 2002, to the Consulting Agreement entered into as of March 1, 2002 (the "Consulting Agreement"), by and between Pro-Pharmaceuticals, Inc., a Nevada corporation having an address of 189 Wells Avenue, Newton, Massachusetts 02459 (the "Company") and Burton Firtel, an individual having an address of 555 Sherman Avenue, Hamden, Connecticut 06518 (the "Consultant").

         WHEREAS, the Company and the Consultant desire to amend the Consulting Agreement on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. All capitalized terms used herein shall have the respective meanings ascribed to them in the Consulting Agreement, unless otherwise defined herein.

         2. Section 2 is hereby deleted and replaced in its entirety, to read in its amended form as follows:

                  2. Compensation. In consideration of the Services, the Company shall grant to the Consultant, pursuant to a non-qualified stock option agreement as amended effective as of the date hereof, substantially in the form attached hereto as Exhibit A, on an annual basis commencing as of the effective date of this Consulting Agreement, an option to purchase 24,000 shares of the Company's common stock, exercisable at $3.50 per share. Such option will vest in twelve (12) equal monthly installments of 2,000 shares, in each case as of the first day of the following month in which such Services were provided.

         3. The Consulting Agreement as amended hereby shall remain in full force and effect.

         This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and both of which together shall be considered one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Consulting Agreement as of the date first written above.

                                       PRO-PHARMACEUTICALS, INC.

                                       By: /s/ David Platt
                                           ------------------------
                                           David Platt, Ph.D.
                                           President



                                           /s/ Burton Firtel
                                           ------------------------
                                           Burton Firtel

                                    Exhibit A

                            PRO-PHARMACEUTICALS, INC.

                               Amendment No. 1 to
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                 (Burton Firtel)

         AMENDMENT NO. 1, dated as of November 14, 2002, to the Non-Qualified Stock Option Agreement dated as of March 1, 2002 (the "Stock Option Agreement"), by and between Pro-Pharmaceuticals, Inc., a Nevada corporation (the "Company"), and Burton Firtel (the "Optionee").

         WHEREAS, the Company and the Optionee desire to amend the Stock Option Agreement on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. All capitalized terms used herein shall have the respective meanings ascribed to them in the Stock Option Agreement, unless otherwise defined herein.

         2. Section 1 is hereby deleted and replaced in its entirety, to read in its amended form as follows:

                  1. Grant and Exercise Rights. In consideration of the services provided to the Company by the Optionee pursuant to the Consulting Agreement, dated as of March 1, 2002, by and between the Company and the Optionee, as amended by Amendment No. 1 dated as of the date hereof (as so amended, the "Consulting Agreement"), the Company hereby grants to the Optionee, as of March 1, 2002, an option (the "Option") exercisable for $3.50 per share to purchase twenty-four thousand (24,000) shares of common stock, par value $.001 per share, of the Company (the "Common Stock"). The Option will vest in twelve (12) equal monthly installments of 2,000 shares, in each case as of the first day of the following month in which such services were provided.

         3. Section 3 is amended by deleting the words "each monthly" in the first line thereof and replacing such words with "the".

         4. Section 5 is amended by deleting in its entirety the definition for the variable "Y" and replacing it with the following definition: "the number of shares of Common Stock currently being exercised under this Option".

         5. The Stock Option Agreement as amended hereby shall remain in full force and effect.

         This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and both of which together shall be considered one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Non-Qualified Stock Option Agreement as of the date first written above.

                                       PRO-PHARMACEUTICALS, INC.

                                       By:
                                           -------------------------
                                           David Platt, Ph.D.
                                           President



                                       Optionee:


                                       ------------------------
                                       Burton Firtel




                                      -2-